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                                                                    EXHIBIT 10.8

                AMENDMENT TO AMENDED AND RESTATED COGENERATION
                        AND GREENHOUSE LEASE AGREEMENT


     THIS AMENDMENT TO AMENDED AND RESTATED COGENERATION AND GREENHOUSE LEASE AGREEMENT (this "Amendment"), dated as of December 29, 1994, is between BRUSH COGENERATION PARTNERS, a Colorado general partnership ("BCP") and BRUSH GREENHOUSE PARTNERS II LIMITED LIABILITY COMPANY, a Colorado limited liability company ("BGP II").

                                   RECITALS
                                   --------

     A. BCP and BGP II have previously entered into that certain Amended and Restated Cogeneration and Greenhouse Lease Agreement dated as of June 1, 1992 (the "Greenhouse Lease"), which amended and restated that certain Cogeneration and Greenhouse Lease Agreement dated as of March 19, 1992.

     B. Contemporaneously with this Amendment, BGP II is entering into a Greenhouse Operation and Management Agreement (the "O&M Agreement") with Colorado Greenhouse Limited Liability Company ("Colorado Greenhouse"), a copy of which agreement is attached hereto as Exhibit A. Pursuant to the O&M Agreement, Colorado Greenhouse will manage the Premises and will make payments (including Primary Fees and Contingent Fees) to BGP II out of proceeds from the greenhouse facility.

     C. BCP and BGP II desire to further amend the Greenhouse Lease in the manner hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

     1. All capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Greenhouse Lease or the O&M Agreement as appropriate. The definitions of terms incorporated from the O&M Agreement by the preceding sentence may not be amended in the O&M Agreement without the prior written consent of BCP.

     2.   Recital C is hereby deleted and Recital D is amended to be Recital C.

     3. All references in the Greenhouse Lease to the phrase "an approximately 18-acre greenhouse facility" are hereby
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deleted and replaced with the phrase "an approximately 15-acre greenhouse facility."

     4. The first and second sentences of Section 2 are hereby deleted in their entirety and replaced with the following sentence:

          "The term (the "Term") of this Lease shall commence on March 1, 1994 (the "Commencement Date").

     5. Paragraph 6 a. is hereby deleted and replaced in its entirety with the following:

          a:   Rental Amount.  All rents otherwise due prior to January 1, 1995
               -------------
          have been restructured and satisfied. Beginning on or before April 30, 1995 and thereafter by the 30th day after the end of each calendar quarter Tenant shall pay to Landlord as rent an amount equal to the Primary Fee. As additional contingent rent, Tenant shall pay to Landlord within ten business days of receipt thereof by Tenant any other amount owed to Tenant pursuant to the O&M Agreement including, without limitation, amounts paid with respect to a Primary Fee Deficiency or the Primary Fee Deficiency Balance.

     6.   Paragraph 6 b. is hereby deleted in its entirety.

     7.   Paragraph 6 c. is hereby amended to read in its entirety as follows:

          b.   Payment of Rental.  Tenant shall pay all rental when due and
               -----------------
          payable, without any setoff, counterclaim, abatement, deduction or prior demand therefor whatsoever. In addition, any rental which is not paid within ten days after the same is due shall bear interest at a default rate equal to the rate of interest (the "Prime Rate") publicly announced or published from time to time by Bank of America NT and SA as its "reference rate" plus six percent per annum from the first day due until paid. Unless otherwise directed in writing by Landlord and consented to by Lender, payment of rent shall be made to Landlord in immediately available funds at its account maintained at Colorado National Bank. The payment of rent and all other sums due hereunder is independent of each and every other covenant and agreement contained in this Lease.

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          8.   Paragraph 6 d. is hereby deleted and replaced in its entirety with the following:

          c.   Limitation on Distributions.  Tenant agrees that prior to making
               ---------------------------
          any distributions of profits or other sums to the members of Tenant pursuant to Tenant's operating agreement, Tenant shall have deposited and there shall then be on deposit in an escrow account for the benefit of Landlord an amount equal to the Reserve Amount. Such account shall be maintained in the name of Brush Cogeneration Partners/Brush Greenhouse Partners II LLC at Colorado National Bank or such other financial institution as may be designated by Landlord and reasonably acceptable to Lender; and Tenant, Landlord and Colorado National Bank or such other financial institution designated by Landlord and reasonably acceptable to Lender, shall enter into an escrow agreement acceptable to Landlord and Lender providing that in the event the Primary Fee payable with respect to any calendar quarter is less than one-quarter of the Allocated Percentage of $2,740,000 (such difference, if any, being known herein as the "Deficiency"), Landlord shall be entitled to withdraw from such escrow account by transferring from such account to the Revenue Account (as such term may be defined in a Deposit and Disbursement Agreement or similar agreement among Landlord, Lender and Colorado National Bank, or other bank acting as escrow agent) an amount equal to the Deficiency.

     9.   Paragraph 6 e. is hereby amended by changing "6 e." to "6 d."

     10. Paragraph 22 is hereby amended by replacing the addresses for Noah I Power Partners, L.P. and BGP II with the following:

               Noah I Power Partners, L.P.
               1616 Woodall Rodgers Freeway
               Dallas, Texas 75202
               Attention:  Joe Emberger

               Brush Greenhouse Partners II Limited
               Liability Company
               4845 Pearl East Circle, Suite 300
               Boulder, Colorado 80301-2474
               Attention:  Edward J. Wetherbee

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    11.   Except as amended or modified by this Amendment, the Greenhouse
Lease remains in full force and effect and is hereby ratified and confirmed in all respects.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     BRUSH COGENERATION PARTNERS



                                     By: /s/ Edward J. Wetherbee
                                        -----------------------------
                                        Management Committee Member



                                     BRUSH GREENHOUSE PARTNERS II LIMITED
                                     LIABILITY COMPANY


                                     By: /s/ Edward J. Wetherbee
                                        -----------------------------
                                        Edward J. Wetherbee, Manager

                                     and


                                     By:_____________________________
                                        ___________________, Manager

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                               ACKNOWLEDGEMENTS
                               ----------------


STATE OF COLORADO )
                  ) ss.
COUNTY OF BOULDER )


          The foregoing instrument was acknowledged before me this 28th day of December, 1994, by Edward J. Wetherbee, as a Member of the Management Committee of BRUSH COGENERATION PARTNERS, a Colorado General Partnership, on behalf of said partnership.

          Witness my hand and official seal.


                                  /s/ Karen Linda Glaser
                                  ------------------------------
[SEAL]                            Notary Public

          My commission expires: March 25, 1998



STATE OF COLORADO )
                  ) ss.
COUNTY OF BOULDER )


          The foregoing instrument was acknowledged before me this 28th of December, 1994, by Edward J. Wetherbee __________ ____________, as a Manager of BRUSH GREENHOUSE PARTNERS II LIMITED LIABILITY COMPANY, a Colorado limited liability company, on behalf of said company.

          Witness my hand and official seal.


                                  /s/ Karen Linda Glaser
                                  -------------------------------
[SEAL]                            Notary Public

          My commission expires: March 25, 1998.

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